Houston Wire & Cable Company Reports Results for the First Quarter of 2012

HOUSTON, TX -- (Marketwire - May 10, 2012) - Houston Wire & Cable Company (NASDAQ: HWCC) (the "Company") announced operating results for the first quarter ended March 31, 2012.

Selected highlights were:

  Sales of $94.5 million
  Gross margin reached 22.4%
  Operating margins reached 7.2%
  Net income of $4.0 million
  Diluted EPS of $0.23
  Declared dividends totaling $0.09 cents per share

Jim Pokluda, President and Chief Executive Officer, commented, "I am pleased that our sales in the quarter rebounded from the fourth quarter of 2011, increasing 8%, albeit falling short of the prior year period by just over 5%. Comparisons for the first half of 2012 are difficult, because the 2011 period experienced significant project billings and strong MRO demand from formerly delayed work during the recession. Typically, on a sequential basis, sales performance in the first quarter is similar to that of the fourth quarter in the prior year. Although both project and MRO sales were down on a year-over-year basis, I believe our sequential growth, to be a positive indicator of improving market conditions.

"We have continued to invest in additional sales and marketing resources and expanded our product line. The mechanical product is now being housed in four additional distribution facilities and electrical wire is now being carried in one more facility. All business development initiatives drove continued market penetration and resulted in 107 new customers being added during the quarter."

First Quarter Summary

Overall market strength remained intact and project activity within the five long-term growth initiatives of Utility Power Generation, Environmental Compliance, Engineering & Construction, Industrials and LifeGuard™, our proprietary private-label product, remained a significant component of overall revenue. New project opportunities and sales increased as a result of several small to medium sized orders from plant expansions and upgrades. However total project sales compared to the prior year period, decreased approximately 5% for the quarter due to a reduction in "mega" project billings.

Sales activity in the Repair and Replacement market, also referred to as Maintenance, Repair and Operations (MRO), was down approximately 5% versus the prior year period, which was primarily due to the slow start in activity during the first two months of the quarter. Management also estimates that copper fluctuations had little or no impact on revenues during the quarter.

While gross margins fell slightly on a sequential basis, the resulting 22.4% was still higher than the prior year period and continued the recent upward trend.

Operating expenses increased 1.7% or $0.2 million from the prior year period, primarily the result of costs associated with a higher headcount and higher levels of consulting and professional fees. The sequential increase in sales, coupled with our continuing focus on expense control, moved operating margins up 110 basis points sequentially to 7.2%. The resulting operating income at $6.8 million was up 28.2% sequentially.

Interest expense of $0.3 million was lower than the prior year period, as average debt levels fell from $55.4 million in 2011 to $47.6 million in the first quarter of 2012 and the effective interest rate declined from 2.3% in 2011 to 2.1% in 2012. The effective tax rate for the quarter of 38.6% remained in line with the 2011 annual rate, but was up slightly from the 38.4% level in 2011, primarily due to the impact of higher state income taxes.

Net income increased sequentially by 31.6% to $4.0 million, showing the leverage of our model. Diluted earnings per share were $0.23, compared to the $0.17 on a sequential basis.

Conference Call

The Company will host a conference call to discuss first quarter results on Thursday, May 10, 2012 at 10:00 a.m., C.T. Hosting the call will be James Pokluda, President and Chief Executive Officer and Nicol Graham, Vice President and Chief Financial Officer.

A live audio web cast of the call will be available on the Investor Relations section of the Company's website, www.houwire.com.

Approximately two hours after the completion of the live call, a telephone replay will be available until May 17, 2012.

Replay Dial In: 855.859.2056
International Replay: 404.537.3406
Confirmation Code: 77394778

About the Company

With over 35 years experience in the industry, Houston Wire & Cable Company is one of the largest providers of wire and cable in the U.S. market. Headquartered in Houston, Texas, the Company has sales and distribution facilities strategically located throughout the nation.

Standard stock items available for immediate delivery include continuous and interlocked armor, instrumentation, medium voltage, high temperature, portable cord, power cables, private branded products, including LifeGuard™, a low-smoke, zero-halogen cable, mechanical wire and cable and related hardware, including wire rope, lifting products and synthetic rope and slings.

Comprehensive value-added services include same-day shipping, knowledgeable sales staff, inventory management programs, just-in-time delivery, logistics support, customized internet-based ordering capabilities and 24/7/365 service.

Forward-Looking Statements

This release contains comments concerning management's view of the Company's future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain and projections about future events may, and often do, vary materially from actual results.

Other risk factors that may cause actual results to differ materially from statements made in this press release can be found in the Company's Annual Report on Form 10-K and other documents filed with the SEC. These documents are available under the Investor Relations section of the Company's website at www.houwire.com.

Any forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to publicly update such statements.

                        HOUSTON WIRE & CABLE COMPANY
                        Consolidated Balance Sheets
                     (In thousands, except share data)

                                                 March 31,     December 31,
                                                    2012           2011
                                               -------------  -------------
                                                (unaudited)
Assets
Current assets:
  Accounts receivable, net                     $      64,964  $      59,731
  Inventories, net                                    81,650         69,517
  Deferred income taxes                                2,158          2,268
  Income taxes                                            --          1,693
  Prepaids                                             1,029            828
                                               -------------  -------------
Total current assets                                 149,801        134,037

Property and equipment, net                            5,831          6,029
Intangible assets, net                                13,266         13,700
Goodwill                                              25,082         25,082
Other assets                                             302            305
                                               -------------  -------------
Total assets                                   $     194,282  $     179,153
                                               =============  =============

Liabilities and stockholders' equity
Current liabilities:
  Book overdraft                               $       5,586  $       2,270
  Trade accounts payable                              14,807         10,099
  Accrued and other current liabilities               16,160         19,101
  Income taxes                                           874             --
                                               -------------  -------------
Total current liabilities                             37,427         31,470

Debt                                                  54,561         47,967
Other long term obligations                              125            128
Deferred income taxes                                  2,038          2,250
                                               -------------  -------------
Total liabilities                                     94,151         81,815
                                               -------------  -------------

Stockholders' equity:
  Preferred stock, $0.001 par value; 5,000,000
   shares authorized, none issued and
   outstanding                                            --             --
  Common stock, $0.001 par value; 100,000,000
   shares authorized: 20,988,952 shares
   issued: 17,830,851 and 17,811,806
   outstanding at March 31, 2012 and December
   31, 2011, respectively                                 21             21
  Additional paid-in-capital                          55,652         55,760
  Retained earnings                                   96,011         93,588
  Treasury stock                                     (51,553)       (52,031)
                                               -------------  -------------
Total stockholders' equity                           100,131         97,338
                                               -------------  -------------
Total liabilities and stockholders' equity     $     194,282  $     179,153
                                               =============  =============

The accompanying Notes are an integral part of these Consolidated Financial Statements.

                        HOUSTON WIRE & CABLE COMPANY
                      Consolidated Statements of Income
                                 (Unaudited)
               (In thousands, except share and per share data)

                                                        Three Months Ended
                                                            March 31,
                                                     -----------------------
                                                         2012        2011
                                                     ----------- -----------

Sales                                                $    94,462 $    99,727
Cost of sales                                             73,324      77,475
                                                     ----------- -----------
Gross profit                                              21,138      22,252

Operating expenses:
  Salaries and commissions                                 7,229       7,304
  Other operating expenses                                 6,374       6,063
  Depreciation and amortization                              733         727
                                                     ----------- -----------
Total operating expenses                                  14,336      14,094
                                                     ----------- -----------

Operating income                                           6,802       8,158
Interest expense                                             266         333
                                                     ----------- -----------
Income before income taxes                                 6,536       7,825
Income taxes                                               2,520       3,007
                                                     ----------- -----------
Net income                                           $     4,016 $     4,818
                                                     =========== ===========

Earnings per share:
  Basic                                              $      0.23 $      0.27
                                                     =========== ===========
  Diluted                                            $      0.23 $      0.27
                                                     =========== ===========

Weighted average common shares outstanding:
  Basic                                               17,698,600  17,664,890
                                                     =========== ===========
  Diluted                                             17,814,902  17,775,598
                                                     =========== ===========

Dividend declared per share                          $      0.09 $     0.085
                                                     =========== ===========

The accompanying Notes are an integral part of these Consolidated Financial Statements.

                        HOUSTON WIRE & CABLE COMPANY
                   Consolidated Statements of Cash Flows
                                (Unaudited)
                               (In thousands)

                                                         Three Months
                                                        Ended March 31,
                                                   ------------------------
                                                       2012         2011
                                                   -----------  -----------

Operating activities
Net income                                         $     4,016  $     4,818
Adjustments to reconcile net income to net cash
 used in operating activities:
  Depreciation and amortization                            733          727
  Amortization of capitalized loan costs                     5           14
  Amortization of unearned stock compensation              268          554
  Provision for doubtful accounts                            9           34
  Provision for returns and allowances                     (96)          69
  Provision for inventory obsolescence                     158         (148)
  Deferred income taxes                                   (108)        (351)
  Changes in operating assets and liabilities:
    Accounts receivable                                 (5,146)       3,177
    Inventories                                        (12,291)      (6,166)
    Prepaids                                              (201)         129
    Other assets                                            (2)          --
    Book overdraft                                       3,316       (1,294)
    Trade accounts payable                               4,708       (1,663)
    Accrued and other current liabilities               (2,941)      (4,751)
    Income taxes payable                                 2,564        2,207
    Other long term obligations                             (3)          (4)
                                                   -----------  -----------
Net cash used in operating activities                   (5,011)      (2,648)

Investing activities
  Expenditures for property and equipment                 (101)        (207)
  Cash paid for acquisition                                 --         (343)
                                                   -----------  -----------
Net cash used in investing activities                     (101)        (550)

Financing activities
  Borrowings on revolver                                94,060      104,302
  Payments on revolver                                 (87,466)     (99,724)
  Proceeds from exercise of stock options                  137           92
  Excess tax benefit for stock options                      28           29
  Payment of dividends                                  (1,593)      (1,501)
  Purchase of treasury stock                               (54)          --
                                                   -----------  -----------
Net cash provided by financing activities                5,112        3,198
                                                   -----------  -----------

Net change in cash                                          --           --
Cash at beginning of period                                 --           --
                                                   -----------  -----------

Cash at end of period                              $        --  $        --
                                                   ===========  ===========

The accompanying Notes are an integral part of these Consolidated Financial Statements.

CONTACT:

Nicol G. Graham
Chief Financial Officer
Direct: 713.609.2125
Fax: 713.609.2168
ngraham@houwire.com